UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2025

Prosper Funding LLC	Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

45-4526070	73-1733867
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Delaware
(State or other jurisdiction of incorporation or organization)

6199
(Primary Standard Industrial Classification Code Number)

221 Main Street, 3rd Floor
San Francisco, CA 94105
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrants’ telephone number, including area code: (415) 593-5426

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 – Other Events.

On September 1, 2025, Prosper Marketplace, Inc. (“PMI”) and Prosper Funding LLC (“PFL”, and together with PMI, the “Company”) identified that an unauthorized third party gained access to the Company’s systems that contain proprietary and confidential information. The Company promptly initiated its cybersecurity response plans and began taking steps to investigate, contain, and remediate the incident and enhance its security measures with the assistance of cybersecurity experts. The Company has also informed law enforcement.

There is no evidence of unauthorized access to customer accounts and funds, and the Company’s customer-facing operations continue uninterrupted. As of the date of this filing, the Company has determined that the incident has not had a material impact on its overall business operations, or on PMI and PFL individually.

While the Company’s investigation is ongoing, the Company has evidence that confidential, proprietary, and personal information, including Social Security numbers, was obtained, including through unauthorized queries made on Company databases that store customer and applicant data. The Company is still in the process of identifying what information, including the number of records of personal information, was compromised. The Company will make required regulatory and individual notifications on a rolling basis.

The Company has yet to determine the full scope and impact of the incident and therefore the Company has yet to determine whether the incident is reasonably likely to materially impact its financial condition and results of operations, or PMI and PFL individually.

The Company remains subject to various risks due to the incident, and an increase in the cost to the Company of its insurance policy covering cybersecurity incidents.

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements are based on management’s current expectations and assumptions, are not based on historical fact, and are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from expectations as of the date of this filing. Among the factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements are the completion of the Company’s investigation into the incident, the ultimate results from the Company’s investigation, and possible changes in customer sentiment due to the incident.

Readers are cautioned not to place undue reliance on the Company’s forward-looking statements, as they speak only as of the date made and are based on information and estimates available to the Company at the time of this filing. The Company disclaims any obligation to publicly update or revise statements contained herein based on new information or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: September 17, 2025	By:	/s/ Edward R. Buell III
Edward R. Buell III
General Counsel and Secretary

Prosper Funding LLC

Date: September 17, 2025	By:	/s/ Edward R. Buell III
Edward R. Buell III
Secretary